SECURITIES AND EXCHANGE COMMISSION
                      	Washington, D.C.  20549




                             	FORM 8-K




                          	CURRENT REPORT
             	PURSUANT TO SECTION 13 OR 15(d) OF THE
	                  SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported):  August 17, 1995
                                         										_______________




                           	AMETECH, INC.
    ________________________________________________________________
	          (Exact name of registrant as specified in Charter)




	Oklahoma			                 0-19009			            73-0766924
_________________	         	___________		     ___________________
(State or Other		           (Commission		     (I.R.S. Employer
 Jurisdiction of		           File No.)		      Identification No.)
 Incorporation)





   	1813 Southeast 25th Street, Oklahoma City, Oklahoma  73129
   ________________________________________________________________
	       (Address of principal executive offices)	       (Zip Code)




Registrant's telephone number, including area code: (405) 677-8781
                                         										 ______________

Item 2.  Acquisition or Disposition of Assets.

On August 17, 1995, the Company, through its wholly owned transportation subsidiary, Environmental Transportation Services, Inc. ("ETS"), acquired all of the issued and outstanding shares of capital stock of Dwight Trucking, Inc., a California corporation ("Dwight Trucking"), located in Bakersfield, California. The sellers of the stock were Sam Dwight and Dale Dwight (collectively, the "Dwights").

Although the transaction was consummated on August 17, 1995 (the "Closing Date"), the parties contracted that the transaction was to be deemed effective as of the close of business on June 30, 1995, for all purposes.

Pursuant to the Stock Purchase Agreement, the purchase price for the capital stock of Dwight Trucking was approximately $1,272,000 ("Purchase Price"), which consisted of (i) $973,000; (ii) approximately $160,600, which represented the aggregate amount of cash held by Dwight Trucking as of the closing, less cash (a) relating to services rendered or performed by Dwight Trucking on or after July 1, 1995, and (b) which constitutes deposits for future services, trust funds, escrow accounts or which is owned by parties other than Dwight Trucking; (iii) approximately $108,200, which represented an amount equal to ordinary and necessary business expenses of Dwight Trucking paid by Dwight Trucking from July 1, 1995, to the closing; (iv) approximately $55,200, which represented an amount equal to the outstanding receivables of Dwight Trucking as of June 30, 1995, not collected as of the Closing Date (the "Receivables"), less (v) the unpaid liabilities of Dwight Trucking set forth on Dwight Trucking's balance sheet as of June 30, 1995. At the Closing Date, ETS paid to the Dwights approximately $1,216,800 of the Purchase Price, with approximately $160,600 being cash held by Dwight Trucking, approximately $233,100 from working capital of ETS and the balance from borrowings under ETS' equipment line of credit with CIT Group/Equipment Financing, Inc.

The balance of the Purchase Price, being approximately $55,200, and representing an amount equal to the Receivables, is to be paid in installments on or before the fifth business day of each month following the Closing Date. The amount of each installment shall be equal to the Receivables actually collected, in good funds, after the Closing Date by Dwight Trucking during the previous month. If any Receivables have not been collected by July 31, 1996, Dwight Trucking is to assign to the Dwights, without recourse and without any representation or warranty, the unpaid Receivables in full satisfaction of the Company's obligation to pay the balance of the Purchase Price.

Dwight Trucking is a transporter of hazardous and non-hazardous waste, with its transportation terminal located in Bakersfield, California (the "Terminal"). The Company intends for Dwight Trucking to continue in the business of transporting hazardous and non-hazardous waste. The Terminal has been leased by Dwight Trucking from a trust controlled by the Dwights for a period of five years, at a rental of $2,900 per month, with an option to extend for another five-year term at a rental of $2,900 per month adjusted for cumulative increase in the consumer price index for the southern California region from commencement of the lease to the termination of the initial five-year lease term.

Item 7.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.  It is impractical for the
Company to provide the required financial statements of the business acquired with this Form 8-K, and, as a result, the required financial statements will be filed as soon as practical, but not later than sixty (60) days after this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.  It is impractical for the Company to provide pro forma financial information relative to the business acquired with this Form 8-K, and, as a result, the required pro forma financial information will be filed as soon as practical, but not later than sixty
(60) days after this Form 8-K was required to be filed.

(c)	Exhibits.

	2.	Plan of acquisition, reorganization, arrangement, liquidation or succession.

		2.1	Stock Purchase Agreement, dated August 17, 1995, between Environmental
Transportation Systems, Inc., Sam Dwight and Dale Dwight, which Stock
Purchase Agreement has been previously filed with the Commission as Exhibit
2.2 to the Company's Form 10-Q for the quarter ended June 30, 1995, and is incorporated herein by reference.  The Stock Purchase Agreement contains a list of omitted schedules, which schedules the Company agrees to furnish supplementally with the Commission upon request by the Commission.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      			AMETECH, INC.
				                                  			________________________________
                                							            (Registrant)



September 8, 1995.				                   By /s/ Mark G. Helm
							                                    ______________________________
                                  							   Mark G. Helm
							                                     President






























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